Exhibit 99.1

Pgs-1

CAUSE NO. 2014-14881

RICHARD HARVETH, individually, on behalf of all	§	IN THE DISTRICT COURT OF
others similarly situated, and derivatively on behalf of	§
MAGNUM HUNTER RESOURCES CORPORATION,	§
§
Plaintiffs,	§
§
vs.	§
	§	HARRIS COUNTY, TEXAS
GARY C. EVANS et al.,	§
§
Defendants,	§
§
– and –	§
§
MAGNUM HUNTER RESOURCES	§
CORPORATION., a Delaware corporation,	§
	§	125TH JUDICIAL DISTRICT
Nominal Defendant.	§

ORDER AND FINAL JUDGMENT

After considering Defendants’ Motion for Summary Judgment, Plea to the Jurisdiction, and Special Exceptions (the “Motion”), all responses and replies thereto, all relevant pleadings and filings, and the argument of counsel, the Court grants the Motion in its entirety for the reasons set forth therein. It is therefore ordered, adjudged, and decreed that Plaintiff’s claims in this matter are dismissed in their entirety with prejudice and that Plaintiff shall take nothing. All costs in this matter are taxed against Plaintiff. This is a final judgment that disposes of all claims and parties in this action and is appealable. Any relief not expressly set forth herein is denied.

SIGNED this 22nd day of July, 2015

/s/ Judge Kyle Carter
HONORABLE DISTRICT JUDGE PRESIDING